         NationsBank, N.A.                                       Exhibit 10.25
         Private Client Group
         NC1-002-07-13
         Charlotte, NC 28255
         Tel 704 386-5000

NATIONSBANK

         August 1, 1996
         Ms. Ramey Millett
         4201-K Stewart Andrew Blvd.
         Charlotte, N.C. 28217

         Dear Messrs. Hager, Hall, Ponce, Boyd, Thompson and Harris:

         Thank you for the opportunity to make the following commitment. NationsBank, N.A. (the "Bank") is pleased to have approved for Thomas
         A. Hager, C. Wells Hall III, Octavio J. Ponce, Patrick C. Boyd, and Dennis L. Thompson (the "Borrower") a credit facility consisting of seven loans totaling $5,100,000 (the "loan"). This commitment is to be used by you for the purpose of financing leasehold improvements, furniture, fixtures and equipment for six new Bailey's Sports Bar and Grille restaurants, and to finance the purchase of land and building in Columbia, S.C.

         This commitment is subject to the execution and delivery to the Bank of legal documents yet to be prepared, including, without limitation, loan agreements, promissory notes, guaranties (James E. Harris), and collateral and security documents. All such documents must be satisfactory in form and substance to the Bank (and its counsel).

         The making and funding of any loans under this commitment (in addition to any other conditions which may be required in the documents referred to in the preceding paragraph) is expressly subject to the terms and conditions set forth in the attached Terms and Conditions.

         If you find the terms and conditions of this commitment to be acceptable to you, please execute the enclosed copy of this letter and return it to the undersigned. If not accepted, this commitment shall expire on August 15, 1996, or such later date as the Bank may hereafter agree to in writing.

         We appreciate the opportunity to provide you with the financial services of NationsBank, N.A. and look forward to a continuing mutually beneficial relationship.

         Sincerely,


         /s/ Steven G. Grafton
         ---------------------
         Steven G. Grafton
         Vice President/Relationship Manager

                  U S A
                  Official Sponsor

                              TERMS AND CONDITIONS


BORROWER: Dennis L. Thompson, Thomas A. Hager, Octavio J. Ponce, Patrick C. Boyd, and C. Wells Hall, III.

USE OF PROCEEDS: To i) finance leasehold improvements, furniture, fixtures and equipment for six new Bailey's Sports Bar and Grille restaurants ($700,000 per restaurant) and ii) finance the purchase of land and building related to the Columbia, S.C. location ($900,000).

LOAN AMOUNT: $5,100,000 (Six loans of $700,000 each and one loan for $900,000). This is a $3,000,000 increase in addition to the three existing unfunded commitments of $700,000 each totaling $2,100,000.

REPAYMENT TERMS: For each loan, interest only will be payable monthly for the twelve months following the loan origination date, followed by monthly payments of principal, equal to 1/84th of the maximum amount drawn under the note, plus interest, with one final payment of all unpaid principal and interest due five years from the origination date of the note. The origination date of the seventh and final loan under this commitment shall be on or before December 31, 1997.

INTEREST RATE: Interest on the daily unpaid principal balance from date until paid in full at a rate per annum of zero percentage points above the Prime Rate in effect on each respective day. As used herein, the term "Prime Rate" is the rate of interest announced by the Bank from time to time as its Prime Rate and represents a reference used by the Bank in determining the interest rate on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any customer.

GUARANTOR:

Limited Guarantee: This loan shall be unconditionally guaranteed by James E. Harris whose obligations to the Bank shall be joint and several with Borrower and all other guarantors, if any, but shall be limited in amount to no more than the percentage of the balance outstanding on the loan when demand is made that is consistent with his percentage ownership in Bailey's Sports Grille, Inc.

FEES: 1/4% fee on all new money committed.

FINANCIAL COVENANTS: A liquidity maintenance agreement in the amount of $7,000,000 will be required of Dennis L. Thompson.

AFFIRMATIVE COVENANTS: Customary, including delivery of updated financial statements for all co- borrowers, reports and other information requested by Bank; continuation of business and maintenance of existence; compliance with laws; payment of taxes; maintenance of property and notice of environmental claims.

PREPAYMENT: Borrower shall reserve the right to prepay this Loan, in whole or in part, at any time or times, without penalty and with interest payable only on the amount of principal so prepaid to the date of such prepayment. Any such prepayments shall apply to the latest maturing principal installments.

DOCUMENTS: The obligation of the Borrower hereunder shall be evidenced by a Promissory Note, Security Agreement, Loan Agreement and such other documents and assurances as the Bank may request from Borrower and its officers in order to make the Loan in a form satisfactory to the Bank and its counsel.

LOAN AGREEMENT: This Loan shall be governed by a loan agreement to be prepared by the Bank's counsel, setting forth the terms under which this loan is to be made and administered and containing the terms set forth in this commitment and such other terms, conditions, covenants, representations and warranties as the Bank may deem necessary or advisable, in its discretion.

CONDITIONS TO FIRST LOAN ADVANCE: Prior to making by the Bank of the first advance to the Borrower, the following conditions precedent shall have occurred. The Bank shall have received, duly executed, all promissory notes, security agreements, loan agreements and other documents and instruments necessary or advisable in connection with the Loan, all of which shall be in form and substance satisfactory to the Bank and its counsel.

CONDITIONS TO EACH LOAN ADVANCE: Prior to the disbursement by the Bank of any advances to Borrower under the Loan, there shall exist no event of default; the representations and warranties contained herein shall be true and accurate; there shall have occurred no material adverse change in the financial condition of the Borrower or any other person liable for repayment of the loan; and the Bank shall not have determined that the prospect of payment or performance of the Loan has been materially impaired.

ADVANCE PROCEDURE: Advances on the Loan will be made by telephonic or written communication from a person reasonably believed by the Bank to be an authorized representative of the Borrower. Unless otherwise agreed to by the Bank, all advances will be made to a demand deposit account maintained at the Bank in the name of the Borrower.

REPORTING REQUIREMENTS: So long as the Borrower is indebted to the Bank, the Borrower shall submit to the Bank the following: 1. Annually, from each co-borrower, financial statements in form and content satisfactory to the Bank and the most recently filed federal income tax returns, including all supporting schedules as well as any K-1 schedules, within thirty days of filing. 2. Annually, a consolidating financial statement on Bailey's Sports Bar and Grille prepared in accordance with generally accepted accounting principles on an audited basis by an independent certified public accountant acceptable to the Bank, including a balance sheet, income statement, changes in capital position, and reconciliation of net worth and including all normal and reasonable financial notes. Receipt of the financial statements by the Bank shall be no later than 90 days following the end of Bailey's Sports Bar and Grille's fiscal year.

REPRESENTATIONS AND WARRANTIES: Borrower represents and warrants to the Bank that the loan documentation will contain those standard representations and warranties customarily found in credit agreements of this nature, and others appropriate to this transaction, including but not limited to the following: 1. All information that has been furnished to the Bank prior to this commitment being issued is true and accurate and the Borrower has not failed to disclose any information of a material nature regarding its business or financial condition. 2. This commitment, when accepted, and all documents and instruments to be executed and delivered to the Bank in conjunction with this commitment and the funding thereof, shall be duly authorized, valid, enforceable and binding on the parties thereto, and shall not conflict with or constitute a breach of any other agreements or corporate documents of the Borrower. 3. There is no litigation or proceeding pending or threatened against the Borrower which may, in any way, adversely affect the financial condition, operation or prospects of the Borrower.

CLOSING COSTS AND EXPENSES: The Borrower shall pay all costs and expenses incurred by the Bank in connection with the Bank's review, due diligence and closing of the Loan.

MATERIAL ADVERSE CHANGE: This commitment may be terminated, in the sole discretion of the Bank, upon the occurrence of a material adverse change in the financial condition of the Borrower.

SURVIVAL: The terms and provisions of this commitment shall survive the closing of the Loan made hereunder, the delivery of all documents necessary to carry out the provision of this commitment, and the funding and making of loans and disbursements hereunder.

NON-ASSIGNABLE: This commitment and the right of Borrower to receive loans hereunder may not be assigned by Borrower.

RELIANCE: This commitment constitutes an offer by the Bank to the Borrower to make loans on the terms and conditions set forth herein and should not be relied upon by any third party for any purpose.

AMENDMENT AND WAIVER: No alteration, modification, amendment or waiver of any terms and conditions of this commitment, or of any of the documents required by or delivered to the Bank under this commitment, shall be effective or enforceable against the Bank unless set forth in a writing signed by the Bank.

GOVERNING LAW: This commitment and the Loan shall be governed by and construed in accordance with the laws of the State of North Carolina.

INTEGRATION: The terms set forth above represent the entire understanding between the Borrower and the Bank with respect to the subject matter of this commitment, and this commitment supersedes any prior and contemporaneous agreements, commitments, discussions and understandings, oral or written, with respect to the subject matter of this commitment.

EXPIRATION: This commitment must be accepted no later than August 15, 1996. Should this commitment not be accepted by the expiration date, then the Bank shall have no further obligation to extend credit hereunder.

The terms and conditions set forth above are accepted this __ day of August, 1996.


BORROWERS:


By:   /s/ Thomas A. Hager           By:   /s/ C. Wells Hall, III
-------------------------------        -------------------------------
           Thomas A. Hager                     C. Wells Hall, III


By:   /s/ Octavio J. Ponce          By:   /s/ Dennis L. Thompson
-------------------------------        -------------------------------
           Octavio J. Ponce                    Dennis L. Thompson


By:   /s/ Patrick C. Boyd
-------------------------------
           Patrick C. Boyd


GUARANTOR:


By: /s/ James E. Harris
-------------------------------
     James E. Harris